EXHIBIT 4.7



                                AMENDMENT NO. 1
                              TO WARRANT AGREEMENT


     This Amendment No. 1 to Warrant Agreement ("Amendment") between Bally Total Fitness Holding Corporation, a Delaware corporation ("Company") and Ladenburg Thalmann Capital Corporation, a Delaware corporation ("LTCC") is entered into as of the 5th day of August 1997.


                                    RECITALS

     A. The Company and LTCC entered into a Warrant Agreement dated as of July 11, 1997 ("Agreement").

     B.   The Company and LTCC desire to amend the Agreement as follows:

          1. All defined terms used in the Agreement and not defined in this Amendment have the meanings ascribed to them in the Agreement.

          2. Seciton 2.1(a) of the Agreement is amended by deleting "$10.00" and replacing it with "$10.05."

          3. The first sentence of Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

          "Each Warrant may be exercised at any time after August 5, 1998, but in all events not after 5:00 p.m. New York City time on July 11, 2002 (the "Exercise Deadline").

          4. Upon execution of this Amendment, LTCC shall forward the Warrant Certificates which are currently outstanding to the Company for cancellation. Upon receipt of such Warrant Certificates, the Company shall promptly issue a new Warrant Certificate or Warrant Certificates to LTCC which reflect the provisions of Paragraphs 2 and 3 of this Amendment.

          5. Except for the changes made by this Amendment, the Agreement remains in full force and effect.

          6. This Amendment shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

          7. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

                                   BALLY TOTAL FITNESS HOLDING
                                   CORPORATION

                                   By:
                                   Title:


                                   LADENBUG THALMANN CAPITAL
                                   CORPORATION

                                   By:
                                   Title: